Exhibit 10.32

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

Agreement on the development and production of [**] Nb3Sn conductors using the “Powder-in-Tube” (PIT) manufacturing process.

Between

Bruker BioSpin AG

Industriestr. 26

8117 Fallanden

Switzerland

- hereinafter referred to as BRUKER-CH -

and

Bruker BioSpin GmbH

Wikingerstr. 13

76189 Karlsruhe

Germany

- hereinafter referred to as BRUKER-DE -

and

European Advanced Superconductors GmbH & Co. KG

Ehrichstr. 10

63450 Hanau

- hereinafter referred to as EAS -

Preamble

EAS develops and manufactures superconducting wires. The company Shape Metal Innovation (SMI) has developed superconducting wires using the Powder-in-Tube manufacturing process (so-called PIT-conductors) with higher current densities than bronze type conductors. BRUKER-CH and BRUKER-DE develop and manufacture magnets with superconducting wires especially for the use in NMR and need conductors with high current carrying capacity [**] for the design of future compact high field magnets. EAS shall further develop and produce such conductors for BRUKER-CH and BRUKER-DE, but not exclusively. In pursuing this aim EAS has acquired the know-how and production facilities of SMI on Dec., 1st 2006.

The contracting parties agree that the acquisition of the basic technology of SMI, the (further) development of PIT conductors and the setting up of a powder pre-production for the manufacturing of such conductors cannot economically be borne solely by EAS and therefore agree on a financial contribution of the Bruker companies (BRUKER-CH and BRUKER-DE) for the build-up of this new production branch of EAS in accordance with the terms and conditions set forth below.

§ 1 Subject of this contract

On December 1st 2006 EAS acquired the basic know-how for the PIT manufacturing process from SMI. In this respect EAS shall take the following actions:

i.              development of [**] PIT conductors (round and rectangular), which fulfill the required specifications as described in attachment 1.

ii.             Set up and implementing of a PIT production with a yearly output of up to [**] PIT conductors ([**]), by Dec. 31st, 2008 at the latest.

§ 2 Financial contribution

(1)        BRUKER-CH and BRUKER-DE shall make a financial contribution each in the amount of € 1,000,000.- (plus applicable VAT, if any) for the execution of all actions described in §1 and for the concession of the price advantage at the acquisition of PIT conductors as described in paragraph (6) below in order to (partly) cover the investments already taken, the development effort as well as for the partial coverage of the risk connected with the setting up of the new product “PIT” at EAS.

(2)        Payments under this contract shall be made on the account of EAS:

[**]

(3)        BRUKER-CH and BRUKER-DE shall make their financial contribution pursuant to §2, paragraph (1) as intercompany subsidies over a period of 3 years, beginning on Jan. 1st, 2007, as follows:

a)                                      in equal installments for the months 01/2007 – 12/2007 in total € 600,000.

b)                                     in equal installments for the months 01/2008 – 12/2008 in total € 250,000.

c)                                      in equal installments for the months 01/2009 – 12/2009 in total € 150,000.

in each case plus applicable VAT, if any

(4)        Hence, the following payments shall be made by BRUKER-CH and BRUKER-DE:

a)                                      € 300,000.- on Jan. 1st, 2007

b)                                     € 300,000.- on July 1st, 2007

c)                                      € 250,000.- on Dec. 31st, 2008

d)                                     € 150,000.- on Dec. 31st, 2009

in each case plus applicable VAT, if any.

(5)        BRUKER-CH and BRUKER-DE shall grant the intercompany subsidy of € 600,000.- respectively, even in the event that the requested development success,

especially the production and delivery of PIT conductors with the required specifications as described in attachment 1, cannot be technically accomplished.

In the event that no conductors with the required specifications as described in attachment 1 will have been delivered to BRUKER-CH, or BRUKER-DE respectively by June 30th, 2008 at the latest, the obligation of BRUKER-CH or BRUKER-DE respectively to grant the remaining portions of the intercompany subsidies as described under §2, paragraph (3) lit. b) and c), pursuant to §2 paragraph (4) It. c) and d) shall cease.

This shall equally be the case, in the event that EAS will not have set up and implemented a PIT production as described in §1 ii. by Dec. 31st, 2008 at the latest.

(6)        The transfer prices for deliveries of PIT conductors to BRUKER-CH and BRUKER-DE shall generally equal current market prices.

When calculating the transfer prices for PIT conductors, neither cost positions relating to the acquisition of the basic know-how of SMI nor costs positions relating to the setting up of a PIT production pursuant to §1 ii., shall be taken into account. This regulation shall continue to be applicable even after the termination of this contract.

§3 Term of the contract

This agreement shall have a fixed term until Dec. 31st, 2009, unless specified otherwise herein.

Should the parties of this contract agree on further deadlines or regulations pursuant § 4, paragraph (2), then the term of this contract shall be adjusted accordingly.

§4 Miscellaneous

(1)        EAS shall remain owner of all rights and all other proprietary rights relating to the results of the development tasks agreed upon between the parties as well as relating to the PIT development in general, including, but not limited to, all patents and patent applications. This regulation shall continue to be applicable even after the termination of this contract.

(2)        In the event that any reporting duties and/or execution deadlines cannot be met by EAS, then EAS shall immediately inform the affected party/parties about the reasons for this delay. In this case the parties shall try to reach a common agreement on supplementary or additional regulations in the sense of this contract or to agree upon an adequate extension of the time limit.

(3)        As consideration for the contributions of Bruker-CH and Bruker-DE according to § 2 above EAS shall deliver [**] PIT-type conductors for NMR, EPR or FTMS applications exclusively to BRUKER-CH and BRUKER-DE for a period of ten years as of the fulfillment of milestone II of the technology transfer and asset purchase agreement between EAS and SMI. This restriction does not apply to deliveries for other magnet types such as magnets for high energy physics, magnets for beam lines or bending magnets, focusing magnets, detector magnets etc. It does also not apply to magnets such as magnets in conjunctions with power generation and distribution, not for generators, motors, energy storage, current limiters etc. It also does not apply to magnets for single crystal growing such as CUSP magnets for the semi-conductor industry and also not for general laboratory magnets, including magnets for adiabatic demagnetization.

(4)        Before accepting an order for PIT conductors from third parties, EAS shall consult BRUKER-CH and BRUKER-DE in the event that the respective customers or interested parties are in direct competition with these both BRUKER companies. This regulation shall continue to be applicable even after the termination of this contract. Existing development and production capacities of EAS for PIT conductors shall primarily be allocated to the requests made by BRUKER-CH and BRUKER-DE during the term of this contract.

§5 Confidentiality

The parties of this contract oblige themselves to keep all internal information that has been made known to each other confidential and not to disclose it to third parties. This regulation shall continue to be applicable even after the termination of this contract.

§6 Liability / Warranty

EAS shall fulfill all its obligations and tasks under this contract with the usual scientific care based on the latest status of science and technology that has been worked out by EAS, or that is known to EAS respectively.

§7 Salvatory clause

Should one or several regulations of this contract be or become invalid, then the rest of this contract shall remain effective and the parties of this contract will replace the invalid determinations by regulations, which are as close as possible to the intention of the invalid determination. The parties shall try to solve any discrepancies arising out of or in connection with this contract or its fulfillment in an amicable way.

§8 Place of Jurisdiction

The place of jurisdiction for all disputes arising out of or in connection with this contract is Hanau.

For BRUKER-CH		/s/ Rene Jeker

Fä11anden,	18.09.08

For BRUKER-DE:		/s/ Gerhard Roth

Karlsruhe,	19.09.08

For EAS:		/s/ Klaus Schlenga

Hanau,	19.09.08

Attachment 1: specifications

Minimum length:	[**]
Wire cross section:	[**]
Cu/nonCu relation:	[**]

1.)            [**] round wire

[**]

2.)            [**] rectangular wire

[**]

Attachment 1 - 1